SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 9, 2001

                                 WorldCom, Inc.
             (Exact Name of Registrant as Specified in its Charter)

          Georgia                    0-11258                  58-1521612
      (State or Other            (Commission File            (IRS Employer
      Jurisdiction of                Number)            Identification Number)
      Incorporation)

                          500 Clinton Center Drive
                         Clinton, Mississippi 39056
                  (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (601) 460-5600

ITEM 5. OTHER EVENTS.

      On May 9, 2001, WorldCom, Inc. (the "Company") completed the pricing of a public debt offering of approximately $11.9 billion principal amount of debt securities, based on currency exchange rates on May 8, 2001. The net proceeds of $11.7 billion will be used for general corporate purposes, including to repay commercial paper, and repayment at maturity of $1.5 billion of the Company's 6.125% notes due August 15, 2001 and $1.5 billion of the Company's floating rate notes due November 26, 2001. The public debt offering consisted of the following series of notes:

                                  Principal                                 Interest                        First
                                   Amount      Maturity                      Payable                    Interest Date
-----------------------------------------------------------------------------------------------------------------------
6.50% Notes due 2004          $1.5 billion   May 15, 2004     Semiannually on May 15 and November 15  November 15, 2001
7.50% Notes due 2011          $4.0 billion   May 15, 2011     Semiannually on May 15 and November 15  November 15, 2001
8.25% Notes due 2031          $4.6 billion   May 15, 2031     Semiannually on May 15 and November 15  November 15, 2001
6.75% Notes due 2008    (euro)1.25 billion   May 15, 2008               Annually on May 15              May 15, 2002
7.25% Notes due 2008    (pound)500 million   May 15, 2008               Annually on May 15              May 15, 2002

      All of the notes, except for the 6.50% Notes due 2004 are redeemable, as a whole or in part, at the Company's option, at any time or from time to time, at respective redemption prices equal to:

      In the case of the U.S. dollar notes, the greater of:

      o     100% of the principal amount of the notes to be redeemed and

      o the sum of the present values of the Remaining Scheduled Payments, as defined therein, discounted, on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined therein, plus:

            o     30 basis points for the notes due 2011, and

            o     35 basis points for the notes due 2031;

      In the case of the euro notes, the greater of:

      o     100% of the principal amount of the notes to be redeemed and

      o the sum of the present values of the Remaining Scheduled Payments, as defined therein, discounted, on an annual basis (based on the actual number of days elapsed divided by 365 or 366, as the case may
            be), at the Reference Euro Dealer Rate, as defined therein, plus 25 basis points;

      In the case of the sterling notes, the greater of:

      o     100% of the principal amount of the notes to be redeemed and

      o the price expressed as a percentage (rounded to three decimal places, with .0005 being rounded up) at which the Gross Redemption Yield, as defined therein, on the outstanding principal amount of the notes on the Reference Date, as defined therein, is equal to the Gross Redemption Yield (determined by reference to the middle-market price) at 3:00 p.m. (London time) on that date on the Benchmark Gilt, as defined therein, plus 25 basis points;

plus, in the case of the U.S. dollar notes, the euro notes and the sterling notes, accrued interest to the date of redemption which has not been paid.

      The Company is required, subject to certain exceptions and limitations set forth in the notes, to pay such additional amounts (the "Additional Amounts") to the beneficial owner of any note who is a Non-U.S. Holder (as defined in the notes) in order that every net payment of principal and interest on such note and any other amounts payable on the note, after withholding for certain U.S. taxes, will not be less than the amount provided for in such note to be then due and payable. The notes are also subject to redemption, at the Company's option, subject to certain conditions specified in the notes, in the event the Company has or will become obligated or there is a substantial probability the Company will or may be required to pay such Additional Amounts.

      The offering will only be made by means of a prospectus, which may be obtained from JP Morgan, 60 Wall Street, New York, New York, 10260 or Salomon Smith Barney, 388 Greenwich Street, New York, New York 10013. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

ITEM 7(c). EXHIBITS.

      See Exhibit Index.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WORLDCOM, INC.


Date:  May 16, 2001                     By: /s/ Scott D. Sullivan
                                            ------------------------------------
                                            Scott D. Sullivan
                                            Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
No.                         Description
------                      -----------

 1.1 Underwriting Agreement dated May 9, 2001, among WorldCom, Inc. ("WorldCom") and J.P. Morgan Securities Inc., Salomon Smith Barney Inc., J.P. Morgan Securities Ltd. and Salomon Brothers International Limited, acting severally on behalf of themselves as Managers and Underwriters and on behalf of the other several Underwriters, if any, named in the Terms Agreement

 1.2 Terms Agreement, dated May 9, 2001, among WorldCom, and J.P. Morgan Securities Inc., Salomon Smith Barney Inc., J.P. Morgan Securities Ltd. and Salomon Brothers International Limited, acting severally on behalf of themselves as Managers and Underwriters and on behalf of the other several Underwriters named therein

 4.1   Form of 6.50% Notes Due 2004

 4.2   Form of 7.50% Notes Due 2011

 4.3   Form of 8.25% Notes Due 2031

 4.4   Form of 6.75% Euro Notes Due 2008

 4.5   Form of 7.25% Sterling Notes Due 2008

 4.6 Indenture dated as of May 15, 2000 by and between WorldCom and Chase Manhattan Trust Company, National Association (incorporated herein by reference to Exhibit 4.1 to WorldCom's Registration Statement on Form S-3 (File No. 333-34578))

 8.1   Opinion of Bryan Cave LLP as to certain tax matters